Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Achieves Record Revenue of $12.7 Million and

Generates $6.2 Million of Net Income for 2019

Solid balance sheet with cash and short-term marketable securities of approximately $34.8 million and stockholders’ equity of $82.6 million as of December 31, 2019

Company will defer decision on further 2020 dividends until July

Conference Call and Webcast to be Held at 11:00 AM EST on Tuesday, March 31st

Branford, Connecticut, March 30, 2020 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the year ended December 31, 2019. In addition, the company will host a conference call on Tuesday, March 31st at 11:00 a.m. Eastern Standard Time to discuss in greater detail its financial condition and operating results for the year ended December 31, 2019 and its outlook for 2020, including dividend payments.

Results of operations

Total revenue for 2019 was $12.7 million compared to approximately $11.7 million for 2018, an increase of approximately $1.0 million, or 8.3%. Interest income increased approximately 8.8% and origination fee income increased approximately 7.7%.

Total operating costs and expenses for 2019 were approximately $6.5 million compared to approximately $3.9 million for 2018, an increase of approximately $2.6 million, or 64.5%. Interest and amortization of deferred financing costs increased by approximately 76.4%, reflecting higher levels of indebtedness, which, in turn contributed to increased income and the growth in our mortgage loan portfolio. Total operating costs and expenses included approximately $439,000 of deferred financing costs, non-cash expenses, as well as an additional $340,000 of expenses relating to the termination of the Webster credit facility in May 2019. In addition, 2019 operating expenses also included a $417,000 impairment loss attributable to real estate owned.

Net income for 2019 was approximately $6.2 million compared to approximately $7.8 million for 2018 due primarily to the increase in operating costs and expenses. As a result of the reduction in net income and the increase in the weighted number of common shares outstanding, net income per share for 2019 was $0.32 compared to $0.50 for 2018.

Financial Condition

At December 31, 2019, total assets were $141.2 million compared to $82.0 million at December 31, 2018. Most of this increase was attributable to increases in cash, cash equivalents and marketable securities ($34.6 million), mortgage loans receivable ($16.3 million) and real estate owned ($5.3 million).

Total liabilities at December 31, 2019 were $58.7 million compared to $33.2 million reflecting a higher level of indebtedness.

Shareholders’ equity at December 31, 2019 was $82.6 million compared to $52.8 million at December 31, 2018. The increase reflects the net proceeds of $30.9 million realized from sales of common shares in 2019.

Dividends

In 2019, the Company paid a total of $9.7 million of dividends, of which $6.7 million represented 2019 taxable income. In addition, in January 2020 the Company paid a dividend of $0.12 per share, or $2.65 million in the aggregate, which will be applied to 2020 taxable income. In light of the uncertain outlook for 2020 due to COVID-19, out of an abundance of caution and a desire to preserve liquidity, the company has decided to defer any decision regarding further 2020 dividends until after the end of the second quarter of 2020. The Company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

John Villano, CPA, the company’s chief executive and chief financial officer stated: “As previously discussed, 2019 was a transformative year for the Company – we raised over $90 million of fresh capital, which was used to pay off the entire outstanding balance on our $35 million credit facility and to expand our mortgage portfolio. Although the expenses relating to these transactions had a material adverse impact on our 2019 operating results, we believe the long-term benefits will enhance our operating performance. Given recent developments, our strategy has put us in a much better position to deal with the impact of COVID-19. We started 2020 with tremendous enthusiasm and great expectations given the $34.8 million of liquid assets available to us. However, like many others, we were not prepared for the pervasive impact of the COVID-19 that is not only a health crisis, but which has also created an economic crisis. We have reoriented our focus from growth to preservation of capital until we can accurately assess the impact COVID-19 will have on our business. Thus, we intend to tighten our lending criteria and to, temporarily, table our expansion strategy to reduce our risk. We think in the short-term there will be plenty of opportunities for us in the geographic markets in which we traditionally operated. We have experienced tremendous growth over the last three years and our shareholders have benefitted accordingly. However, our primary concern, aside from the health and safety of our employees, is to maintain and preserve everything we have achieved to date so that we will be well-positioned to take advantage of new market opportunities once the pandemic subsides. We believe this is the best course of action for Sachem and its shareholders.”

Investor Conference Call

The company will host a conference call on March 31, 2020 at 11:00 a.m., Eastern Standard Time, to discuss in greater detail its financial results for the year ending December 31, 2019 as well as its outlook for 2020 and strategy for dealing with the impact of the COVID-19 pandemic. Interested parties can access the conference call by calling 844-602-0380 for U.S. callers, or +862-298-0970 for international callers. The call will be available on the company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, the company’s Chief Executive and Chief Financial Officer will lead the conference call.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call, through 11:00 a.m. on April 14, 2020, and can be accessed by calling: 877-481-4010 for U.S. callers or +919-882-2331 for international callers and entering conference ID: 33917.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP.

BALANCE SHEETS

	December 31,
	2019	2018
Assets
Assets:
Cash and cash equivalents	$18,841,937	$99,310
Cash - restricted	-	59,549
Short-term marketable securities	15,949,802
Escrow deposits	-	12,817
Mortgages receivable	94,348,689	78,011,653
Mortgages receivable, affiliate	-	879,457
Interest and fees receivable	1,370,998	1,397,038
Other receivables	141,397	155,000
Due from borrowers	840,930	695,218
Prepaid expenses	24,734	14,866
Property and equipment, net	1,346,396	1,180,107
Deposits on property and equipment	71,680	12,000
Real estate owned	8,258,082	2,943,438
Deferred financing costs	16,600	553,597

Total assets	$141,211,245	$86,014,050

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $2,687,190)	$55,475,810	$-
Line of credit	-	27,219,123
Mortgage payable	784,081	290,984
Accounts payable and accrued expenses	249,879	316,413
Security deposits held	7,800	7,800
Advances from borrowers	848,268	317,324
Due to shareholder	-	1,200,000
Deferred revenue	1,205,740	1,058,406
Notes payable	75,433	-
Dividend payable	-	2,624,566
Accrued interest	3,416	176,619
Total liabilities	58,650,427	33,211,235

Commitments and Contingencies

Shareholders' equity:

Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock - $.001 par value; 100,000,000 shares authorized; 22,117,301 and 15,438,621 issued and outstanding	22,117	15,439
Paid-in capital	83,856,308	53,192,859
Accumulated other comprehensive loss	(50,878)	-
Accumulated deficit	(1,266,729)	(405,483)
Total shareholders' equity	82,560,818	52,802,815
Total liabilities and shareholders' equity	$141,211,245	$86,014,050

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended
	December 31,
	2019	2018
Revenue:
Interest income from loans	$9,751,733	$8,960,883
Investment income	81,111	-
Origination fees	1,519,294	1,411,100
Late and other fees	265,310	189,078
Processing fees	167,070	138,317
Rental income, net	69,300	101,789
Other income	826,688	837,339
Net gain on sale of real estate	-	74,864

Total revenue	12,680,506	11,713,370

Operating costs and expenses:
Interest and amortization of deferred financing costs	2,938,237	1,665,891
Professional fees	542,920	417,312
Compensation, fees and taxes	1,534,447	1,248,107
Exchange fees	44,192	33,535
Other expenses and taxes	90,412	20,707
Excise tax	-	19,000
Depreciation	63,566	32,529
Expense in connection with termination of credit facility	340,195	-
General and administrative expenses	478,513	437,011
Net loss on sale of real estate	34,919	-
Impairment loss	417,094	67,493

Total operating costs and expenses	6,484,495	3,941,585

Net income	6,196,011	7,771,785

Other comprehensive loss:
Unrealized loss on investment securities	(50,878)	-

Comprehensive income	$6,145,133	$7,771,785

Basic and diluted net income per common share outstanding:
Basic	$0.32	$0.50
Diluted	$0.32	$0.50

Weighted average number of common shares outstanding:
Basic	19,415,237	15,425,772
Diluted	19,415,237	15,425,772

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

	Years Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,196,011	$7,771,785
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off and amortization of deferred financing costs	722,580	137,241
Depreciation expense	63,566	32,529
Stock based compensation	43,147	37,589
Impairment loss	417,094	67,493
Loss on sale of real estate	34,919	(74,864)
Abandonment of office furniture	12,000	-
Unrealized (gain) loss on investments		-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	12,817	98,372
Interest and fees receivable	(154,196)	(994,900)
Other receivables	13,603	234,570
Due from borrowers	385,424	(243,423)
Prepaid expenses	(9,868)	(10,346)
Deposits	(59,680)	(12,000)
(Decrease) increase in:
Due to note purchaser	-	(723,478)
Accrued interest	(173,203)	136,027
Accounts payable and accrued expenses	(66,535)	(74,345)
Deferred revenue	147,334	(49,994)
Advances from borrowers	530,944	(116,207)
Total adjustments	1,919,946	(1,555,736)
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,115,957	6,216,049

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments and marketable securities	(16,000,680)	-
Proceeds from sale of real estate owned	1,087,004	1,848,558
Acquisitions of and improvements to real estate owned, net	(1,266,949)	(541,525)
Purchase of property and equipment	(241,855)	(710,815)
Security deposits	-	5,250
Principal disbursements for mortgages receivable	(64,742,552)	(42,078,191)
Principal collections on mortgages receivable	43,347,362	24,641,469
NET CASH USED FOR INVESTING ACTIVITIES	(37,817,670)	(16,835,254)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	42,720,829	77,564,529
Repayment of line of credit	(69,939,952)	(60,187,019)
Proceeds from notes sold to shareholder	1,017,000	-
Repayment of notes sold to shareholder	(2,217,000)	-
Principal payments on mortgage payable	-	(10,117)
Dividends	(9,681,823)	(6,787,795)
Costs in connection with ATM	-	(160,479)
Financing costs incurred	(2,872,774)	(595,278)
Proceeds from mortgage payable	795,000	-
Prepayment of mortgage payable	(301,903)	-
Proceeds from notes payable, net	75,434	-
Proceeds from issuance of common stock	30,544,945	-
Proceeds from exercise of warrants	82,035
Proceeds from issuance of notes	58,163,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	48,384,791	9,823,841

NET INCREASE(DECREASE) IN CASH AND RESTRICTED CASH	18,683,078	(795,364)

CASH AND RESTRICTED CASH- BEGINNING OF YEAR	158,859	954,223

CASH AND RESTRICTED CASH - END OF YEAR	$18,841,937	$158,859

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

	Years Ended
	December 31,
	2019	2018
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION
Taxes paid	$-	$53,191
Interest paid	$2,237,240	$1,370,714

SUPPLEMENTAL INFORMATION-NON-CASH
Dividends declared and payable	$-	$2,624,566

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2018, the Company issued notes payable in the amount of $169,338 for the acquisition of mortgages receivable.

During the year ended December 31, 2018, the Company purchased a mortgage receivable from a third party at a discount in the amount of $21,433.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the year ended December 31, 2018 amounted to $3,173,963.

Assignment of mortgage receivable to shareholder in the amount of $1,200,000, during the year ended December 31, 2018.

The reversal of previously accrued capitalized costs during the year ended December 31, 2018, amounted to $6,212.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the year ended December 31, 2019 amounted to $5,406,477.

During the year ended December 31, 2019, mortgages receivable, affiliate in the amount of $879,457 were reduced to $0 as the underlying loans were transferred to the Company and are included in mortgages receivable.